Exhibit 10.8

Fufeng Jinqiu Printing & Packaging Co., Ltd.
The Shareholders Of Fufeng Jinqiu
Printing & Packaging Co., Ltd.

AND

Baoji Jinqiu Printing & Packaging Co.,Ltd.

AGREEMENT ON ENTRUSTMENT FOR
OPERATION AND MANAGEMENT

(Unofficial Translation)

April 22, 2010
CHINA

Agreement on Entrustment for Operation and Management

Party A:  (the commissioning Party)
Fufeng Jinqiu Printing & Packaging Co., Ltd.

Registered Address: Baoji City Fufeng County, Shangsong Village

Legal Representative: Yongming Feng

Party A:

Yongming Feng	610324195503034012
Jinhao Zhang	610403198908013014
Jingfeng Chen	610403198706010552
Xining Chen	610431196501260626
Zhichao Zhai	610324194212232014
Deping Li	610324195306284039
Maicheng Liu	610324196508010532
Ronghui Xu	610403198007060016
Penghui Feng	610324198602064077
Yongning Zhang	610303197607134218

Party B: (the commissioned Party)

Baoji Jinqiu Printing & Packaging Co.,Ltd.

Registered Address: Baoji City Fufeng County, Shangsong Dong Street, Chang Qu,Xi Yi Lou

Legal Representative: Yongming Feng

WHEREAS:

1. Party A and Party B are both companies with limited liabilities incorporated under the Company Law of the People`s Republic of China (the” PRC”)

2.  Party A is an enterprise engaged in printing and packaging and all of its shareholders holding all of the issued and outstanding shares of Party A.

3. Party A is shareholders of Party B and legally hold all of the equity interest of 68% ownership of Party B.

4.  Party A desires to entrust the management of this enterprise to Party B and Party B desires to be entrusted.

Both parties reach on the following terms unanimously and sign on April 22 , 2010 through friendly negotiation.

Article 1. Entrustment Matter

Party A agrees to exclusively entrust the operation and management of this company to Party B. Party B accept such entrustment and perform its management right pursuant to the laws and this agreement until the expiration of the term set forth in Article 5 and shall be fully responsible for the management of Party A. But the shares and equity which Party A hold of Party B are not included in this entrusted items.

Article 2. Scope of the Entrusted Matter

The entrustment matter shall include:

2.1 The operation of Party A which include the daily operation and management and outward affairs of Party A;

2.2 Recruitment and professional training of the management staff of Party A;

2.3 Collecting product information and organizing source of raw materials.

2.4 Choosing distributors for the sales of the products manufactured by Party A;

2.5 The management of all of the cash flows of Party A through a bank account opened by Party A which is controlled by Party B;

2.6  The decisions regarding the use of funds in the bank account in which Party A shall deposit;

2.7 The control of all assets of Party A and the right to dispose of assets.

2.8 Hire management and administrative personnel and control decisions relating to entering and performing customer contracts and other instruments;

2.9 The right to appoint the composition of the board of directors of Party A.

2.10 Other matters in the daily operation and management of Party A.

Article 3. Obligations of Party A

3.1 Respecting the management of Party B and not interfering with the management of Party B within the scope of this Agreement;

3.2 Having its shareholders to appoint directors, chairman of directors, vice chairman of directors and supervisor as nominated by Party B;

3.3 Appointing general manager, vice general manager, financial chief and other senior management as nominated or designated by Party B;

3.4 The opening of a bank account which Party B shall have the full right to use in its discretion. All funds of Party A including all revenue and all payments of funds shall be disbursed through this account;

3.5 Paying management fee as agreed;

3.6 Without the written permit of Party B, not carrying out any transactions that may severely influence its assets, liabilities, shares and/or operation;

3.7 Not entrusting any third party with the rights authorized to Party B within the term of this Agreement;

3.8 Hand over to Party B for entrustment all business materials, business liceness and corporate seal.

Article 4. Obligations of Party B

4.1 Notifying Party A in writing on the operation and management monthly, in order for Party A to know the operation of the company on time.

4.2 Nominating appropriate persons to serve as all directors, chairman, vice chairman, and supervisor of Party A.

4.3 Nominating the person deemed appropriate to serve as the general manager of Party A.

4.4 The general manager nominated by Party B shall to meet the demand of operation and management of Party A, designate competent persons to be served as Vice general manager, financial chief and other senior officers of  Party A.

Article 5.Term

The term of the commission shall be from the effective date of this Agreement until either the business of Party A terminates or Party B exercises its option to acquire all of the assets or equity of Party A under the terms of the exclusive option agreement among Party A, its Shareholders and Party B.

Article 6  Calculation and Payment of Management Fees

Within the valid term of this agreement, Party B takes all Party A’s assets ownership and income ownership related with this equity under this agreement.

Article 7  Tax

Both parties shall bear taxes arising from the exchange hereunder imposed by the Chinese government respectively.

Article 8  Breach liabilities

8.1 Any Party`s breaching any terms, warrants and commitments of this Agreement shall constitute breach, and such party shall compensate the other for losses arising herefrom.

8.2 Without the written consent of the other party, neither party shall terminate or postpone the performance of each obligation hereunder on its own.

8.3 Under the circumstance that violate the terms,unless otherwise provided by Chinese compuisory laws, Party B shall not Bear any liabilities arising from the operation of Party A.

Article 9  Confidentiality

9.1 “Confidential information”: technical materials, commercial information and other information marked as “interior material” disclosed by one party to the other during the performance of this contract.

9.2 Both parties warrant that they shall not use or disclose the confidential information of the other party for any other purposes other than this contract or to a third party. Both parties may use the confidential information of the other only for performing this contract.

9.3 Both parties agree that the disclosing party is the owner of the confidential information. Upon the termination or expiration of this contract, the receiving party shall promptly return all confidential information provided by the disclosing party or destroy all confidential information as requested by the disclosing party.

9.4 Where the confidential information of one party is revealed due to the fault of the other party (including its employees), the faulty party shall compensate the other for all losses arising herefrom.

9.5 Both parties agree that the term for the confidentiality obligation of both parties shall be the effective term of this contract three years following the expiration of the contract.

9.6 This article constitutes independent confidentiality agreement. The obligations agreed in this Article shall survive the termination of this contract.

Article 10. Force Majeure

10.1 Where any party is unable to perform its obligation hereunder on the agreed conditions due to the event of force majeure. Such party shall promptly notify the other of relevant circumstance, and provide effective certificate of force majeure within 15 days.

10.2 The force majeure stated in this Agreement refers to any unpredictable, unavoidable and undefeatable objective circumstance, including but not limited to natural disaster, explosion, fire flood, war, rebellion, riot, epidemic and administrative measures and orders . It is not force majeure where the company is punished, closed or suspending operation due to violation by Party B.

10.3 The influencing party shall be exempted from relevant responsibilities within the influence of the force majeure.

10.4  Where the force majeure lasts for over 60 days, both parties shall settle the performance of this Agreement thereafter through friendly negotiation. Where negotiation fails within 10 days extended, both parties shall have the right to dissolve this Agreement.

Article 11. Governing law

The effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of china.

Article 12. Dispute Resolution

Any dispute arising from the performance fo this Agreement shall be resolved through negotiation by both parties. Where negotiation fails, any party is entitled to launch a lawsuit to the people`s court of jurisdiction.

Article 13. Execution and Effectiveness

13.1 This Agreement is made in duplicate, with each party holding one , equally binding upon both parties.

13.2 This Agreement is executed by the representative of both parties on the date first above written and comes into effect on such date.

In witness whereof, each Party has caused its representative to sign this Agreement on the date first above written.

Party A:  Fufeng Jinqiu Printing & Packaging Co., Ltd.

Legal Representative /Authorized Representative (Signature)

/s/ Yongming Feng (Stamped)

Party B: Baoji Jinqiu Printing & Packaging Co.,Ltd.

Legal Representative /Authorized Representative (Signature)

/s/ Yongming Feng (Stamped)

Shareholders of Party A hereby accept this Agreement and specifically agree to be subject to Article 3.2 of this Agreement.
 (Signature)

Yongming Feng	/s/ Yongming Feng

Jinhao Zhang	/s/ Jinhao Zhang

Jingfeng Chen	/s/ Jingfeng Chen

Xining Chen	/s/ Xining Chen

Zhichao Zhai	/s/ Zhichao Zhai

Deping Li	/s/ Deping Li

Maicheng Liu	/s/ Maicheng Liu

Ronghui Xu	/s/ Ronghui Xu

Penghui Feng	/s/ Penghui Feng

Yongning Zhang	/s/ Yongning Zhang